Exhibit 10.1

Certain exhibits to this Second Amendment and Conditional Payoff Agreement have been omitted.

SECOND AMENDMENT AND CONDITIONAL PAYOFF AGREEMENT

This SECOND AMENDMENT AND CONDITIONAL PAYOFF AGREEMENT (this “Agreement”) is entered into on June 10, 2021, among Falcon Global USA LLC (“Borrower”), the other Loan Parties, SEACOR Marine Holdings Inc. (“SEACOR”), the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank, and Security Trustee (collectively, in such capacities, the “Agent”). Capitalized terms used but not defined in this Agreement have the meaning given them in the Credit Agreement (defined below).

RECITALS

A. Borrower, the other Loan Parties, the Agent, and the Lenders are party to that certain Credit Agreement, dated as of February 8, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Payoff Effective Date (as defined below), the “Credit Agreement”).

B. SEACOR and the Agent are party to that certain Obligation Guaranty dated as of February 8, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Effective Date (as defined below), the “Obligation Guaranty”).

C. The Borrower and other Loan Parties have requested that the Lenders consent to the repayment of all outstanding Loans in exchange for, among other conditions, replacement of the Obligation Guarantee with the Conditional Payoff Guaranty (defined below) on the Effective Date (defined below), receipt of repayment of loans in the amount of (i) $25,000,000 by payment of the Effective Date Amount (defined below) on the Effective Date (defined below) and (ii) an additional $25,000,000 during the Conditional Payoff Period (defined below) (collectively with the Effective Date Amount, the “Cash Payoff Amount”).

D. The Lenders have agreed to the repayment of all outstanding Loans in exchange for, among other conditions, payment of the Cash Payoff Amount, subject to conditions and in consideration for the agreements set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the following shall have occurred:

(a) the Agent has received this Agreement executed by the Loan Parties, SEACOR, the Agent and the Lenders;

(b) all interest due and payable pursuant to the Credit Agreement through May 27, 2021, has been paid;

(c) Borrower has (i) paid a total of $25,187,000 (the “Effective Date Amount”) in the amounts and by wire transfer of immediately available funds according to the instructions on Exhibit A; and

(d) the Agent shall receive from SEACOR an executed guaranty (the “Conditional Payoff Guaranty”) in the form attached hereto as Exhibit B.

2. Effective Date Release of Obligation Guaranty. Immediately upon the occurrence of the Effective Date:

(a) SEACOR’s obligations pursuant to the Obligation Guaranty shall be released and fully satisfied and discharged without any further action required on the part of the Lenders or the Agent; and

(b) all cash collateral held pursuant to the Obligation Guaranty shall be released and disbursed as SEACOR may instruct.

3. Conditional Payoff.

(a) As used herein, the “Conditional Payoff Period” shall mean the period from the Effective Date through the earliest to occur of (i) December 15, 2021, (ii) the occurrence and continuance, for a period of more than thirty (30) days without cure, of any event or circumstance that would be an Event of Default under the Credit Agreement or any other Loan Document (other than this Agreement), which event or circumstance remains uncured during such thirty (30) day period, or (iii) a breach by the Loan Parties of any of the terms set forth in this Agreement. During the Conditional Payoff Period, any event or circumstance that would otherwise constitute an Event of Default under the Credit Agreement or any other Loan Document (other than this Agreement), regardless of whether capable of cure, shall not constitute an Event of Default, until the expiration of 30 days from the occurrence of such event or the existence of such circumstance. For the avoidance of doubt, Borrower’s failure to timely perform its obligations pursuant to this Agreement shall result in an immediate Event of Default without cure period.

(b) Borrower and the other Loan Parties shall, on or before the expiration of the Conditional Payoff Period, (w) prepay loans in the amount of twenty-five million dollars ($25,000,000) (which, for the avoidance of doubt, shall be in addition to the Effective Date Amount), (x) pay all interest accrued on the Payoff Period Interest Calculation Amount (defined below) during the Conditional Payoff Period (which will be zero if the Payoff Condition is otherwise satisfied on or before June 30, 2021), (y) pay all fees and expenses (including all fees, costs and expenses of AlixPartners, LLP (in the amount of $25,000 per month from and after June 30, 2021) and Norton Rose Fulbright US LLP) incurred from the Effective Date to the Payoff Date and not yet reimbursed pursuant to Section 9.03 of the Credit Agreement and Section 7 of this Agreement, and (z) deliver a release of claims in the form attached hereto as Exhibit C, dated as of the Payoff Date and executed and delivered by the Loan Parties and SEACOR (the “Payoff Condition”). Upon Agent’s receipt during the Conditional Payoff Period of the Payoff Condition (the date on which the Payoff Condition is satisfied, the “Payoff Date”):

i. all Obligations of the Borrower and the other Loan Parties under the Loan Documents and SEACOR’s obligations pursuant to the Conditional Payoff Guaranty, other than contingent expense reimbursement and indemnification obligations (and any other obligations) which by their terms expressly survive termination of the Credit Agreement and the other Loan Documents, shall be released and fully satisfied and discharged without any further action required on the part of the Lenders or the Agent;

ii. (1) the Credit Agreement and the other Loan Documents and each of the notes, certificates, instruments, documents, agreements and filings relating thereto, shall automatically terminate and each Loan Party and each of their officers, directors, employees, agents, shareholder, attorneys, affiliates, subsidiaries, successors and assigns shall hereby automatically be released and discharged by each of the Agent and the Lenders from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands which now exist, or hereafter arises, whether in law or in equity or known or unknown, arising from or in any way related to the Credit Agreement, any Loan Documents and any other instrument, document or agreement executed or delivered in connection therewith (other than any contingent expense reimbursement or indemnification obligations (and any other obligations) which by their terms expressly survive the termination of the Credit Agreement and the other Loan Documents); (2) the Liens and security interests granted pursuant to the Credit Agreement and the other Loan Documents or otherwise granted to the Lenders or the Agent, as applicable, in the personal and/or real property of the Loan Parties shall be automatically released and terminated and will be of no further force or effect with respect to the personal and/or real property of the Loan Parties; (3) except as otherwise specifically provided in this Agreement, all Obligations shall be paid in full, released and discharged (other than any contingent indemnification or expense reimbursement obligations (and any other obligations) which by their terms expressly survive the termination of the Credit Agreement and the other Loan Documents), all without any further action being required to effectuate the foregoing; (4) upon satisfaction of the Payoff Condition, (i) the Agent shall at Borrower’s expense deliver or cause to be delivered to the Borrower such agreements, documents and instruments as the Borrower may reasonably request in connection with the release and reassignment of any security interests, mortgages and other liens and claims granted under any Loan Document to secure any Obligations, (ii) the Borrower or its designee will be authorized to prepare and file UCC termination statements, mortgage releases, discharges of security interests, pledges and guarantees, and other documents reasonably desirable or necessary in order to evidence the termination of the Liens, promissory notes, deeds of trusts, mortgages, financing statements, control agreements, security interests and other encumbrances granted pursuant to the Credit Agreement and the other Loan Documents or otherwise granted to the Lenders or the Agent, as applicable, in the personal or real property of the Loan Parties, (iii) the Agent shall promptly deliver to the Borrower (or any designee of the Borrower) all instruments evidencing pledged debt and all equity certificates and any other similar collateral previously delivered in physical form by the Loan Parties to the Agent under the Loan Documents, (iv) the Agent shall request each Lender to return to the Borrower the originals of any and all promissory notes previously delivered to the Agent and/or any Lender in connection with the Credit Agreement duly marked “paid in full” or “cancelled” (or with written authorization to so mark such documents after the Payoff Effective Date) or provide a certificate that any such promissory note has been lost, and (v) the Borrower or its designee will be authorized to terminate insurance endorsements obtained by the Agent pursuant to and in accordance with the Credit Agreement and the other Loan Documents; and (5) the Agent will, at the Borrower’s expense, promptly execute and deliver, or instruct its counsel to deliver, to Borrower, at Borrower’s expense, such documents evidencing the foregoing releases as the Borrower or its designee may reasonably request.

(c) All funds received during the Conditional Payoff Period as a result of a Prepayment Event (or otherwise), under the Conditional Payoff Guaranty and all POWER Insurance Proceeds (as defined below) shall be credited towards satisfaction of the Payoff Condition. To the extent the Agent receives any funds or payments by or on behalf of any Loan Party, including but not limited to any POWER Insurance Proceeds, in excess of, or after satisfaction of, the Payoff Condition, the Agent agrees to notify the Borrower of such receipt and remit such amounts to the Borrower as soon as is practical.

(d) If the Payoff Condition is otherwise satisfied on or before June 30, 2021, then the payments constituting the Payoff Condition need not include payment of any interest accrued during the period from May 28, 2021 through and including June 30, 2021, and all interest accrued during such period shall be forgiven.

4. Permanent Amendments. On the Effective Date, the Loan Documents are hereby amended as follows, which amendments shall remain effective during and after the Conditional Payoff Period, and whether or not the Payoff Condition occurs:

(a) The following definitions are added to Section 1.01 of the Credit Agreement in alphabetical order:

““Conditional Payoff Period” has the meaning provided in the Second Amendment and Conditional Payoff Agreement.”

““POWER Insurance Proceeds” has the meaning provided in the Second Amendment and Conditional Payoff Agreement.”

““Second Amendment and Conditional Payoff Agreement” means the Second Amendment and Conditional Payoff Agreement, dated as of June 10, 2021, among the Loan Parties, SEACOR, the Administrative Agent and the Lenders.”

(b) All Commitments are terminated.

(c) No Letters of Credit shall be issued.

(d) Notwithstanding any calculation of Fixed Charge Coverage, the Applicable Rate with respect to Eurodollar Borrowings shall be 6% and the Applicable Rate with respect to ABR Borrowings shall be 5%.

(e) The “Payoff Period Interest Calculation Amount” means $25,000,000 minus the principal amount of Loans prepaid following the Effective Date during the Conditional Payoff Period. During the Conditional Payoff Period, interest shall accrue only on the Payoff Period Interest Calculation Amount, which interest shall be due on the last Business Day of each month notwithstanding Interest Payment Dates otherwise provided in the Credit Agreement. For the purpose of calculating the amount of cash interest due during the Conditional Payoff Period, the Payoff Period Interest Calculation Amount shall be deemed to include Eurodollar Loans first and ABR Loans second. Following the Conditional Payoff Period, the preceding two sentences shall be disregarded and interest shall accrue and be payable as otherwise provided pursuant to the Credit Agreement.

(f) For the avoidance of doubt, “Prepayment Events” include casualty and condemnation events and other involuntary dispositions.

(g) Section 2.09(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d) (i) During the Conditional Payoff Period, in the event and on each occasion that any sale proceeds, insurance proceeds or other proceeds of any kind are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, immediately after such proceeds are received by any Loan Party, prepay the Obligations and cash collateralize the LC Exposure in an aggregate amount equal to 100% of such gross proceeds, without subtraction for any amounts as contemplated by clause (b) of the definition of “Net Proceeds”. Any such proceeds received by (a) the Borrower or its Affiliates shall be held in trust for the benefit of and promptly paid over to the Administrative Agent for application in accordance with the foregoing sentence, and (b) the Administrative Agent shall be applied in accordance with the foregoing sentence.

(ii) Following the Conditional Payoff Period (1) in the event and on each occasion that any POWER Insurance Proceeds are received by or on behalf of any Loan Party, the Borrower shall, immediately after such proceeds are received by any Loan Party, prepay the Obligations and cash collateralize the LC Exposure in an aggregate amount equal to 100% of such gross proceeds, without subtraction for any amounts as contemplated by clause (b) of the definition of “Net Proceeds”, and (2) in the event and on each occasion that any Net Proceeds other than POWER Insurance Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event not involving the SEACOR Power, the Borrower shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize the LC Exposure in an aggregate amount equal to 100% of such Net Proceeds.”

(h)

Section 5.10(d) of the Credit Agreement is hereby amended by inserting the following sentence at the end of that provision: “Notwithstanding anything contained in this Section 5.10(d) of the Credit Agreement to the contrary, the Borrower shall have no obligation to furnish any Appraisals to the Agent or any Lender during the Conditional Payoff Period”.

(i)	Section 6.12 of the Credit Agreement is hereby restated in its entirety as follows:

(a)

“Minimum Liquidity: Commencing on the first anniversary of the Obligation Guaranty and at all times until the expiration of the Conditional Payoff Period, the Borrower’s and its subsidiaries’ cash on deposit shall be at least $1 million. At all times following the expiration of the Conditional Payoff Period, the Borrower’s and its subsidiaries’ cash on deposit shall be at least $5 million.”

(b)

Minimum Collateral Coverage Ratio: At all times from May 1, 2021 until the expiration of the Conditional Payoff Period there shall be no minimum Collateral Coverage Ratio. At all times following the expiration of the Conditional Payoff Period, on the last day of each fiscal quarter, the Collateral Coverage Ratio shall be at least 1.10 to 1.00.

(c)

Minimum Fixed Charge Coverage Ratio: Commencing with the last day of the fiscal quarter ending on or after the date of expiration of the Conditional Payoff Period, and on the last day of each fiscal quarter thereafter, tested on a trailing four-quarters basis, the Fixed Charge Coverage Ratio shall be at least 1.00 to 1.00.

(d)	Maximum Capital Expenditures: For any fiscal year commencing after the expiration of the Conditional Payoff Period, Capital Expenditures shall not exceed $1 million.

(j) Borrower agrees to prepay Loans in the amount of $25,000,000 on or before December 15, 2021. All funds received as a result of a Prepayment Event (or otherwise) or under the Conditional Payoff Guaranty and all POWER Insurance Proceeds (as defined below) shall be credited towards satisfaction of this prepayment requirement. All other scheduled payments of principal that shall become due and payable pursuant to the Credit Agreement during the Conditional Payoff Period shall be deferred and, if the Payoff Condition does not occur, shall be due on the first Business Day following the Conditional Payoff Period.

(k) Application of Payments Under this Agreement. Notwithstanding anything contained in Sections 2.09(e) or 2.16 of the Credit Agreement to the contrary, on and after the Effective Date, all payments, prepayments, proceeds of Collateral, proceeds of Prepayment Events or other amounts received by the Administrative Agent or the Lenders with respect to the Cash Payoff Amount, including without limitation any funds received as a result of a Prepayment Event (or otherwise), or under the Conditional Payoff Guaranty and all the POWER Insurance Proceeds (as defined below) shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans (during the Conditional Payoff Period, as calculated in accordance with this Agreement), fourth, to prepay principal on the Loans and unreimbursed LC Disbursements (with amounts allocated to the Term Loans of any Class applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.08 in inverse order of maturity), fifth, to pay any amounts owing in respect of Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.20 of the Credit Agreement, sixth, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, seventh, to the payment of any amounts owing in respect of Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.20, and eighth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party.

5. Insurance Proceeds. The Borrower and Loan Parties anticipate that the Agent will receive twenty-five million dollars ($25,000,000) in cash with respect to the proceeds of the hull and machinery insurance from the SEACOR POWER (the “POWER Insurance Proceeds”). For avoidance of doubt, Borrower’s prepayment obligation pursuant to Section 3(i) of this Agreement is not conditioned upon receipt of the POWER Insurance Proceeds, and the Borrower shall make such payment on or before December 15, 2021, even if the POWER Insurance Proceeds are remitted after December 15, 2021. To the extent the Agent receives any POWER Insurance Proceeds in excess of, or after satisfaction of, the Payoff Condition, the Agent agrees to notify the Borrower of such receipt and remit such amounts to the Borrower as soon as is practical. The Borrower and Agent shall cooperate in good faith to cause the POWER Insurance Proceeds to be paid to the Agent, or following the occurrence of the Payoff Condition, to the Borrower, as promptly as possible, including by execution and delivery of payment authority letters (the “Payment Authority Letters”) in the forms attached hereto as Exhibit D, provided that the Agent shall be under no obligation to expend funds or undertake litigation in connection with the POWER Insurance Proceeds.

6. Consent. The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to consent to the sale of any and all Collateral, and release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral, provided that the proceeds of such Collateral are sufficient to satisfy in full the payment obligations set forth in Section 3(b)(w), (x) and (y) of this Agreement. The Agent hereby agrees that it will consent to any such sale, and written confirmation of the Agent’s consent and the release of Liens shall not be unreasonably withheld, conditioned or delayed.

7. Reimbursement. The Borrower hereby agrees to promptly reimburse outside counsel to the Agent upon receipt of an invoice for any reasonable and documented legal fees and documented out-of-pocket expenses incurred in connection with the release and termination of the Liens, promissory notes, deeds of trusts, mortgages, financing statements, control agreements, security interests and other encumbrances granted pursuant to the Credit Agreement and the other Loan Documents or otherwise granted to the Lenders or the Agent, as applicable, in the personal or real property of the Loan Parties to the extent any such document was requested by the Borrower in accordance with the terms hereof.

8. Subsequent Invalidation. If, for any reason, any of the Cash Payoff Amount or any other amounts applied by the Agent to payment of the Obligations is subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preference, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party or voided or rescinded or must otherwise be returned by the Agent as a result of either Borrower’s or any other Loan Party’s insolvency or bankruptcy, or otherwise required by applicable law, the Borrower and each other Loan Party acknowledges and agrees that its respective obligations and liabilities under the Credit Agreement and the other Loan Documents (other than the Obligation Guaranty) shall be revived and reinstated to that extent and shall continue to be in full force and effect with respect to such portion of the Cash Payoff Amount as if such payments or proceeds had never been received by the Agent.

9. Representations and Warranties. Each Loan Party and SEACOR represents and warrants to Agent and Lenders that:

(a) no consent of any Person (other than Agent) is required for this Agreement to be effective,

(b) as of the Effective Date, after giving effect to the consents, amendments and agreements contained in this Agreement:

i. the representations and warranties made in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement as though made on the date of this Agreement, and

ii. it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party. The representations and warranties made in this Agreement shall survive the execution, and delivery of this Agreement. No investigation by Agent or any Lender is required for Agent and Lenders to rely on the representations and warranties in this Agreement.

10. Reaffirmations. The Loan Parties and SEACOR reaffirm that, after giving effect to the Effective Date Payment, the outstanding Loans validly due and owing under the Credit Agreement are in a principal amount of not less than $92,000,000. Except as expressly provided herein, the Loan Documents, other than the Obligation Guaranty, are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement, as modified by this Agreement, and any other Loan Document, the terms of the Credit Agreement, as modified by this Agreement, shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement, as modified by this Agreement. Each Loan Party and SEACOR hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be the legal, valid, and binding obligations enforceable in accordance with their terms (as the same are expressly affected by this Agreement). The Loan Parties and SEACOR specifically reaffirm, confirm and acknowledge the respective guaranties, mortgages, pledges, assignments and security agreements and all other Loan Documents by each of them in favor of or with the Lenders or the Agent. To the extent any of such agreements confer security for the Secured Obligations, whether now existing or hereafter arising, such security is hereby reaffirmed, confirmed and acknowledged by each Loan Party and SEACOR, as applicable. For the avoidance of doubt, nothing in this Agreement shall affect the Collateral Documents and the Borrower’s and other Loan Parties obligations under the Loan Documents, as modified by this Agreement, shall continue to be secured by such Collateral Documents.

11. Release. AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, THE BORROWER, THE OTHER LOAN PARTIES AND SEACOR, BY THEIR ACKNOWLEDGMENTS AND AGREEMENTS SET FORTH BELOW, HEREBY RELEASE AND DISCHARGE THE AGENT AND THE LENDERS, AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER IN LAW OR IN EQUITY OR KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO THE LOAN DOCUMENTS, AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, AGENT’S ADMINISTRATION OF THE LOAN DOCUMENTS AND BORROWER’S BANKING RELATIONSHIP WITH AGENT.

12. No Waiver of Defaults. Except as may be expressly provided for herein, this Agreement does not constitute (a) a waiver of, consent to or waiver of rights or remedies in respect of any provision of the Credit Agreement or any other Loan Document not expressly waived by this Agreement, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents. Upon and after the effectiveness of this Agreement, each reference in the Credit Agreement and any other Loan Document to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby, and each reference in the Credit Agreement to “this Agreement”, this “Credit Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified and amended hereby.

13. Form. From and after the Effective Date, each agreement, document, instrument or other writing to be furnished to the Agent under any provision of this Agreement must be in form and substance reasonably satisfactory to Agent and its counsel.

14. Headings. The headings and captions used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify the terms of this Agreement, the Credit Agreement, or the other Loan Documents.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

16. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on each Loan Party, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

17. Applicable Law. This Agreement and the other Loan Documents must be construed, and their performance enforced, under the laws of the State of New York.

18. Final Agreement. THIS AGREEMENT IS A LOAN DOCUMENT. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG EACH LOAN PARTY, AGENT, SEACOR AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

FALCON GLOBAL USA LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL OFFSHORE LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL OFFSHORE II LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL JILL LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL ROBERT LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON GLOBAL LLC

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

Second Amendment and Conditional Payoff Agreement

SEACOR MARINE HOLDINGS INC., as Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: EVP and Chief Financial Officer

Second Amendment and Conditional Payoff Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Security Trustee, and a Lender

By:	/s/ William H. Canney, Jr.
Name: William H. Canney, Jr.
Title: Authorized Officer

Second Amendment and Conditional Payoff Agreement

REGIONS BANK

By:	/s/ William P. Carroll
Name: William P. Carroll
Title: SVP

OCM ENGY HOLDINGS, LLC

By: Oaktree Fund GP, LLC, its Manager

By: Oaktree Fund GP I, L.P., its Managing Member

	By:	/s/ Jared Parker
Name: Jared Parker
Title: Authorized Signatory

	By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

FIRST HORIZON BANK

By:	/s/ Jim Hennigan
Name: Jim Hennigan
Title: Senior Vice President

TRUSTMARK NATIONAL BANK

By:	/s/ Barry Harvey
Name: Barry Harvey
Title: CCO & EVP

Second Amendment and Conditional Payoff Agreement

Exhibit A

[wire transfer instructions omitted]

Exhibit B

CONDITIONAL PAYOFF GUARANTY

BORROWER:

Falcon Global USA LLC.

c/o SEACOR Marine Holdings, Inc.

7910 Main Street Second Floor

Houma, LA 70360

GUARANTOR:

SEACOR Marine Holdings Inc.

7910 Main Street Second Floor

Houma, LA 70360

Telecopier No:

THIS CONDITIONAL PAYOFF GUARANTY (this “Agreement”), dated as of June 10, 2021, is made by SEACOR Marine Holdings Inc. (“Guarantor”) pursuant to (a) that certain Credit Agreement dated February 8, 2018 (as amended, modified, supplemented or restated from time to time, including by the Amendment as defined below, the “Credit Agreement”) among Falcon Global USA LLC (“Borrower”), the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Security Trustee (in such Administrative Agent capacity together with its successors and assigns in such Administrative Agent capacity, the “Agent”), and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and (b) that certain Second Amendment and Conditional Payoff Agreement, dated of even date herewith (the “Amendment”), among Borrower, the other Loan Parties, Guarantor, the Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amendment.

Guarantee Of Guaranteed Obligations. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of the Borrower’s and the other Loan Parties’ obligations set forth in Section 3(b)(w), (x) and (y) of the Amendment on or before the expiration of the Conditional Payoff Period, including any of the foregoing incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding, whether liquidated or unliquidated and whether now existing or hereafter arising (collectively, the “Guaranteed Obligations”).

1. Guarantor acknowledges that the Agent shall be entitled, in its sole and absolute discretion, to determine: (i) the order in which the Agent will seek to collect the liabilities of the Borrower and Loan Parties under the Credit Agreement and the other Loan Documents, and (ii) the manner in which Lender will seek to collect such liabilities, including, without limitation, whether by seeking to realize on any collateral security now or hereafter granted to the Agent by the Loan Parties, by the enforcement of the liabilities against the Borrower or such other Loan Parties, by enforcement of any other guaranty by any other Person of the Obligations or the Guaranteed Obligations, or by a combination of such methods.

Joint, Several and Solidary Liability. Guarantor’s obligations and liabilities under this Agreement shall be on a “solidary” or “joint and several” basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of the Guaranteed Obligations. In the event that there are other guarantors, endorsers or sureties of all or any portion of the Guaranteed Obligations, Guarantor’s obligations and liability hereunder shall further be on a “solidary” or “joint and several” basis along with such other guarantors, endorsers and/or sureties.

Duration Of Guaranty. This Agreement and Guarantor’s obligations and liabilities hereunder shall remain in full force and effect until such time as the Guaranteed Obligations shall be paid, performed and satisfied in full, including the payment of all principal, interest, costs, expenses and reasonable attorneys’ fees, and other fees and charges constituting the Guaranteed Obligations.

Default. Upon the expiration of the Conditional Payoff Period, Guarantor unconditionally and absolutely agrees to pay the then unpaid amount of the Guaranteed Obligations. Such payment or payments shall be made at the address for loan payments specified in the Credit Agreement, immediately following demand by the Agent.

Guaranty Absolute and Unconditional; Guarantor’s Waivers. To the fullest extent permitted by applicable law, the obligations and liabilities of Guarantor are irrevocable, continuing, absolute, unconditional and not subject to any reduction, limitation, impairment or termination for any reason other than the Guaranteed Obligations having been Paid in Full. As such, to the fullest extent permitted by applicable law Guarantor hereby waives now and while this Guaranty remains in effect:

Notice of acceptance of this Agreement.

Presentment for payment of the Guaranteed Obligations, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by the Agent in collection thereof, including any notice of default in payment thereof, or other notice to, or demand for payment thereof, on any party.

Any right to require the Agent to notify Guarantor of any nonpayment relating to any collateral directly or indirectly securing the Guaranteed Obligations, or notice of any action or nonaction on the part of Borrower, the Agent, or any other guarantor, surety or endorser of the Guaranteed Obligations.

Any rights to demand or require collateral security from Borrower or any other Person as provided under applicable law or otherwise.

Any right to require the Agent to notify Guarantor of the terms, time and place of any public or private sale of any collateral directly or indirectly securing the Guaranteed Obligations.

Any “one action” or “anti-deficiency” law or any other law which may prevent the Agent from bringing any action, including a claim for deficiency, against Guarantor, before or after the Agent’s commencement or completion of any foreclosure action, or any action in lieu of foreclosure.

Any election of remedies by the Agent that may destroy or impair Guarantor’s subrogation rights or Guarantor’s right to proceed for reimbursement against Borrower or any other guarantor, surety or endorser of the Guaranteed Obligations, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Obligations.

Any disability, lack of authority, or other defense, set-off, recoupment or counterclaim of Borrower, or any other guarantor, surety or endorser, or any other Person, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or by reason of the cessation from any cause whatsoever, other than Payment in Full of the Guaranteed Obligations.

Any statute of limitations or prescriptive period, if at the time an action or suit brought by the Agent against Guarantor is commenced, there is any outstanding Guaranteed Obligations of Borrower which is barred by any applicable statute of limitations or prescriptive period.

Any disclosure of information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known or unknown to Agent or Lenders.

2. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences, and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

Guarantor’s Subordination of Rights. In the event that Guarantor should for any reason (a) advance or lend monies to Borrower, whether or not such funds are used by Borrower to make payments under the Guaranteed Obligations, and/or (b) make any payments to Lenders or others for and on behalf of Borrower under the Guaranteed Obligations, and/or (c) make any payment to Lenders in total or partial satisfaction of Guarantor’s obligations and liabilities under this Agreement, and/or if any of Guarantor’s property is used to pay or satisfy any of the Guaranteed Obligations, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect from or to be reimbursed by Borrower (or from or by any other guarantor, endorser or surety of the Guaranteed Obligations) for any of the foregoing (collectively, the “Collection and/or Reimbursement Rights”), whether Guarantor’s Collection and/or Reimbursement Rights arise by way of subrogation to the rights of the Lenders or otherwise, shall in all respects, whether or not the Borrower is presently or subsequently becomes insolvent, be subordinate, inferior and junior to the rights of the Lenders (or any Affiliate of any Lender) to collect and enforce payment, performance and satisfaction of Borrower’s then remaining Guaranteed Obligations, until such time as the Guaranteed Obligations are Paid in Full. In the event of Borrower’s insolvency or consequent liquidation of Borrower’s assets, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of claims of both the Lenders (or any Affiliate of any Lender) and Guarantor shall be paid to the Lenders (and the Lenders’ applicable Affiliates) and shall be first applied by the Lenders to the then remaining Guaranteed Obligations. Guarantor hereby assigns to the Lenders all claims which they may have or acquire as a creditor against Borrower or any assignee or trustee of Borrower in bankruptcy; provided that such assignment shall be effective only for the purpose of assuring to the Lenders (and the Lenders’ applicable Affiliates) Payment in Full of the Guaranteed Obligations.

Guarantor’s Receipt of Payments. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor’s Collection and/or Reimbursement Rights against Borrower (or against any other guarantor, surety or endorser of the Guaranteed Obligations), arising by way of subrogation or otherwise, until such time as all of the then remaining Guaranteed Obligations are Paid in Full. In the event that Guarantor should for any reason whatsoever receive any payments from Borrower (or any other guarantor, surety or endorser of the Guaranteed Obligations) that Borrower (or such a third party) may owe to Guarantor with respect to the Collection and/or Reimbursement Rights, Guarantor agrees to accept such payment(s) in trust for and on behalf of the Lenders (and the Lenders’ applicable Affiliates), advising Borrower (or the third party payee) of such fact. Guarantor further unconditionally agrees to deliver immediately such funds to the Agent, with such funds being held by Guarantor over any interim period in trust for the Lenders.

Additional Covenants. Guarantor agrees that the Agent or Lenders may, at their sole option, at any time, and from time to time, without consent of or notice to Guarantor, or any of them, and without incurring any responsibility to Guarantor, and without impairing or releasing any of Guarantor’s obligations or liabilities under this Agreement:

Make additional secured and/or unsecured loans to Borrower;

Discharge, release or agree not to sue any party (including, but not limited to, Borrower or any other guarantor, surety, or endorser of the Obligations or the Guaranteed Obligations), who is or may be liable for any of the Obligations or the Guaranteed Obligations;

Sell, exchange, release, surrender, realize upon, foreclose on by one or more judicial or non-judicial sale, or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of the Guaranteed Obligations, or fail to perfect any security interest or other Lien in any such collateral or fail to act in any other manner with respect to any collateral securing any part of the Guaranteed Obligations;

Alter, renew, extend, accelerate or otherwise change the manner, place, terms and/or times of payment or other terms of any obligation or liability of any party under any Loan Document or the Guaranteed Obligations, or any part thereof, including any increase or decrease in the rate or rates of interest on any of the Obligations or the Guaranteed Obligations;

Settle or compromise any of the Guaranteed Obligations;

Subordinate and/or agree to subordinate the payment of all or any part of the Guaranteed Obligations, or the Lenders’ security rights in any collateral directly or indirectly securing any such Guaranteed Obligations, to the payment and/or security rights of any other present and/or future creditors of Borrower;

Apply any payments and/or proceeds received from Borrower or others to other loans and/or obligations and liabilities that Borrower may then owe to the Lenders, whether or not the Guaranteed Obligations subject to this Agreement then remains unpaid; or

Enter into, deliver, modify, amend, rescind, or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of the Guaranteed Obligations or any Loan Document.

No Impairment of Guarantor’s Obligations. No course of dealing among the Agent, the Lenders and the Borrower (or any other guarantor, surety or endorser of the Guaranteed Obligations), nor any failure or delay on the part of the Agent or any Lender (or any Affiliate of any Lender) to exercise any of their rights and remedies under this Agreement, the Credit Agreement, or any other Loan Document, shall have the effect of impairing or releasing Guarantor’s obligations and liabilities to the Agent and the Lenders (and the Lenders’ applicable Affiliates), or of waiving any of their rights and remedies under this Agreement, the Credit Agreement, any other Loan Document or otherwise. Any partial exercise of any rights and remedies granted to the Agent and the Lenders (and the Lenders’ applicable Affiliates) shall furthermore not constitute a waiver of any of their other rights and remedies; it being Guarantor’s intent and agreement that the Agent’s and Lenders’ (and the applicable Lenders’ Affiliates’) rights and remedies shall be cumulative in nature.

No Release of Guarantor. Guarantor’s obligations and liabilities under this Agreement shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one or more of the following events:

The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower’s behalf), or of any other guarantor, surety or endorser of the Obligations or the Guaranteed Obligations.

Any payment by Borrower, or any other party, to the Lenders (or any Affiliate of any Lender) that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or any such amounts or payment which, for any reason, the Lenders are required to refund or repay to Borrower or to any other Person.

Any dissolution of Borrower, or any sale, lease or transfer of all or any part of Borrower’s assets.

Automatic Reinstatement. This Agreement and Guarantor’s obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated, if a release or discharge has occurred, or if at any time, any payment or part thereof to the Lenders (or any Affiliate of any Lender) with respect to any of the Guaranteed Obligations, is rescinded or must otherwise be restored by the Lenders (or any Affiliate of any Lender) pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that the Agent or Lenders (or any Affiliate of any Lender) must rescind or restore any payment received in total or partial satisfaction of the Guaranteed Obligations, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor’s obligations and liabilities hereunder shall automatically and retroactively be renewed and/or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge had never been granted. It is the intention of the Lenders and Guarantor that Guarantor’s obligations and liabilities hereunder shall not be discharged except as provided in Section 3.

Representations and Warranties By Guarantor. Guarantor represents and warrants that there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived, and Guarantor further represents and warrants that:

Guarantor is solvent and the execution of this Agreement will not render Guarantor insolvent.

Guarantor has the power and authority and legal right to execute and deliver this Agreement and Guarantor’s other Loan Documents and to perform Guarantor’s obligations and liabilities hereunder and thereunder. The execution and delivery by Guarantor of this Agreement and Guarantor’s other Loan Documents and the performance of Guarantor’s obligations and liabilities hereunder and thereunder have been duly authorized by proper proceedings, and this Agreement and Guarantor’s other Loan Documents constitute the legal, valid and binding obligations and liabilities of Guarantor enforceable against Guarantor in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Neither the execution and delivery by Guarantor of this Agreement and Guarantor’s other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof and thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor, or (ii) the provisions of any indenture, instrument or agreement to which Guarantor is a party or is subject, or by which Guarantor, or Guarantor’s property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Guarantor, is required to be obtained by Guarantor in connection with the execution and delivery of this Agreement and Guarantor’s other Loan Documents or the performance by Guarantor of Guarantor’s obligations and liabilities hereunder and thereunder or the legality, validity, binding effects or enforceability of this Agreement and Guarantor’s other Loan Documents, except for filings to perfect Liens granted under Guarantor’s other Loan Documents.

Guarantor has agreed and consented to execute this Agreement and Guarantor’s other Loan Documents and to guarantee the Guaranteed Obligations in favor of the Lenders (and Lenders’ applicable Affiliates), at Borrower’s request and not at the request of Lenders (or the Affiliates).

Guarantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated in this Agreement and/or arising out of the Guaranteed Obligations.

Guarantor has established adequate means of obtaining information from Borrower on a continuing basis regarding Borrower’s financial condition.

The Agent and the Lenders and Lenders’ Affiliates have made no representations to Guarantor as to the creditworthiness of Borrower. Guarantor acknowledges and agrees that the Agent, Lenders (and Lenders’ Affiliates) shall not have any obligation to investigate the condition or affairs of any other party for the benefit of the Guarantor whether or not such Agent, Lenders (and Lenders’ Affiliates) knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor under this Agreement.

Enforcement of Guarantor’s Obligations and Liabilities. Guarantor agrees that following the occurrence of an Event of Default (as determined in accordance with the Amendment), should the Agent or the Lenders deem it necessary to file an appropriate collection action to enforce Guarantor’s obligations and liabilities under this Agreement, that this Agreement is a guaranty of payment and not of collection and Agent or the Lenders may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect the Obligations or the Guaranteed Obligations from Borrower or from any other guarantor, surety or endorser of the Obligations or Guaranteed Obligations, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of the Obligations or the Guaranteed Obligations, whether through the filing of an appropriate foreclosure action or otherwise, or (iii)

including Borrower or any other guarantor, surety or endorser of any of the Obligations or the Guaranteed Obligations as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Agreement, Guarantor additionally agrees that the Agent or the Lenders may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of the Agent or the Lenders against any other guarantor under this Agreement. In the event that the Agent or the Lenders should ever deem it necessary to refer this Agreement to any attorney-at-law for the purpose of enforcing Guarantor’s obligations and liabilities hereunder, or of protecting or preserving their rights hereunder, Guarantor agrees to reimburse the Agent and the Lenders for the reasonable fees of such an attorney. Guarantor additionally agrees that the Agent and the Lenders shall not be liable for failure to use diligence in the collection of any of the Guaranteed Obligations or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Obligations or Guaranteed Obligations, or in creating, perfecting or preserving any security for any such Guaranteed Obligations.

Additional Obligations of Guarantor. Guarantor has reviewed the Credit Agreement and will at all times comply with any affirmative and negative covenants imposed on, or with respect to, Guarantor under the Credit Agreement. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor’s risks under this Agreement. Guarantor further agrees that the Lenders shall have no obligation to disclose to Guarantor any information or material relating to Borrower, the Guaranteed Obligations.

Additional Documents; Financial Statements. Upon the reasonable request of the Agent, Guarantor will, at any time, and from time to time, execute and deliver to the Agent any and all such financial instruments and documents, and supply such additional information, as may be necessary or advisable in the reasonable opinion of the Agent to obtain the full benefits of this Agreement, provided that no such instruments or documents are inconsistent with this Agreement. Guarantor further agrees to provide the Agent with such financial statements and other related information at such frequencies and in such detail as the Agent may reasonably request.

Transfer of Obligations. This Agreement is for the benefit of the Agent and the Lenders and for such other Person or Persons as may from time to time become or be the holders of all or any part of the Guaranteed Obligations. This Agreement shall be transferrable and negotiable with the same force and effect and to the same extent as the Guaranteed Obligations may be transferrable; it being understood and agreed to by Guarantor that, upon any transfer or assignment of all or any part of the Guaranteed Obligations, the holder of such Guaranteed Obligations shall have all of the rights and remedies granted to the Lenders under this Agreement. Guarantor further agrees that, upon any transfer of all or any portion of the Guaranteed Obligations, the Lenders may transfer and deliver any and all collateral securing repayment of such Guaranteed Obligations to the transferee of such Guaranteed Obligations, and such collateral shall secure any and all of the Guaranteed Obligations in favor of such a transferee. Guarantor additionally agrees that after any such transfer or assignment has taken place, the Lenders shall be fully discharged from any and all liability and responsibility to Borrower and Guarantor with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

Consent to Participation. Guarantor recognizes and agrees that the Lenders may, from time to time, one or more times, transfer all or any part of the Guaranteed Obligations through sales of participation interests in such Guaranteed Obligations to one or more third party lenders. Guarantor specifically agrees and consents to all such transfers and assignments, and Guarantor further waives any subsequent notice of such transfers and assignment as may be provided under all applicable laws. Guarantor additionally agrees that the purchaser of a participation interest in the Guaranteed

Obligations will be considered as the absolute owner of a percentage interest of such Guaranteed Obligations and that such a purchaser will have all of the rights granted under any participation agreement governing the sale of such a participation interest. Guarantor waives any rights of offset that Guarantor may have against the Lenders and/or any purchaser of such a participation interest, and Guarantor unconditionally agrees that the Lenders or such a purchaser may enforce Guarantor’s obligations and liabilities under this Agreement, irrespective of the failure or insolvency of the Lenders or any such purchaser.

Notices. Any notice and other communications provided pursuant to this Agreement must be in writing and will be considered as given when received by hand or facsimile transmission or one Business Day after delivery to an express courier, or three Business Days after being deposited in the U.S. certified mail, postage prepaid, addressed to the person to whom the notice is to be given at the address shown above, in the case of Guarantor, or at the address set forth in the Credit Agreement, in the case of the Agent and each Lender, or at such other addresses as any party may designate to the others in writing.

Additional Guaranties. Guarantor recognizes and agrees that Guarantor may have previously granted, and may in the future grant, one or more additional guaranties of the Obligations or the Guaranteed Obligations in favor of the Agent and the Lenders (and Affiliates of the Lenders). Should this occur, the execution of this Agreement and any additional guaranties on the part of Guarantor will not be construed as a cancellation of this Agreement or any of Guarantor’s additional guaranties (other than the Obligation Guaranty); it being Guarantor’s full intent and agreement that all such guaranties of the Obligations and the Guaranteed Obligations, other than the Obligation Guaranty, which each party hereto acknowledges and agrees has been terminated and cancelled as of the date hereof, in favor of the Agent and the Lenders (and Affiliates of the Lenders) shall remain in full force and effect and shall be cumulative in nature and effect.

Taxes.

Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of Guarantor under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

Payment of Other Taxes by Guarantor. Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

Evidence of Payment. As soon as practicable after any payment of Taxes by Guarantor to a Governmental Authority pursuant to this Agreement or the other Loan Documents, Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.

Indemnification by Guarantor. Guarantor shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under the Loan Documents) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Guarantor by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of the Agent and the Lenders (pursuant to the Credit Agreement), and then shall be effective only as to the specific instance and for the specific purpose for which given.

Caption Headings. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

Construction. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them) in favor of the Agent and the Lenders (and the Lenders’ Affiliates) or assigned to the Agent and the Lenders (and the Lenders’ Affiliates) by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent the Agent and the Lenders (and the Lenders’ Affiliates) from enforcing any and all such other guaranties or agreements in accordance with their respective terms.

Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York.

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

Successors and Assigns Bound. Guarantor’s obligations and liabilities under this Agreement shall be binding upon Guarantor’s successors, heirs, legatees, devisees, administrators, executors and assigns.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS AND THEIR AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS AGREEMENT IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS AGREEMENT TO THE AGENT AND THE LENDERS AND THAT THIS AGREEMENT WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY THE AGENT AND THE LENDERS (OR THE LENDERS’ AFFILIATES) IS NECESSARY TO MAKE THIS AGREEMENT EFFECTIVE.

[Remainder of page intentionally left blank; Signature page follows]

GUARANTOR:

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title:

AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Exhibit C

Form of Release of Claims

_________________, 2021

Reference is made to the Credit Agreement, dated as of February 8, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Falcon Global USA LLC (“Borrower”), the other Loan Parties, the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank, and Security Trustee (collectively, in such capacities, the “Agent”). Capitalized terms used but not defined in this Agreement have the meaning given them in the Credit Agreement (defined below). Reference is further made to the Second Amendment and Conditional Payoff Agreement.

AS FURTHER CONSIDERATION FOR THE DISCOUNTED PAYOFF OF LOANS PROVIDED IN THE SECOND AMENDMENT AND CONDITIONAL PAYOFF AGREEMENT, THE BORROWER, THE OTHER LOAN PARTIES AND SEACOR, BY THEIR ACKNOWLEDGMENTS AND AGREEMENTS SET FORTH BELOW, HEREBY RELEASE AND DISCHARGE THE AGENT AND THE LENDERS, AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER IN LAW OR IN EQUITY OR KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO THE LOAN DOCUMENTS, AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, AGENT’S ADMINISTRATION OF THE LOAN DOCUMENTS AND BORROWER’S BANKING RELATIONSHIP WITH AGENT.

FALCON GLOBAL USA LLC

By:
Name:
Title:

FALCON GLOBAL OFFSHORE LLC

By:
Name:
Title:

FALCON GLOBAL OFFSHORE II LLC

By:
Name:
Title:

FALCON GLOBAL JILL LLC

By:
Name:
Title:

FALCON GLOBAL ROBERT LLC

By:
Name:
Title:

FALCON GLOBAL LLC

By:
Name:
Title:

SEACOR MARINE HOLDINGS INC., as Guarantor

By:
Name:
Title:

Exhibit D

[payment authority letters omitted]